EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Innovo Group Inc.
Commerce, California

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 13, 2000, except for Notes 11 and 14, as to which the date is March 8, 2000, relating to the consolidated financial statements and schedule of Innovo Group Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 1, 2001.


/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Atlanta, Georgia
January 9, 2003